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                                                                  EXECUTION COPY

                                    INDENTURE

                                     Between

              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H3,
                                     Issuer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                Indenture Trustee

                         Dated as of September 29, 2006




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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS AND INCORPORATION BY REFERENCE..............................................       2

      Section 1.01.      Definitions...................................................................       2

      Section 1.02.      Incorporation by Reference of Trust Indenture Act.............................       8

      Section 1.03.      Rules of Construction.........................................................       8

ARTICLE II     THE NOTES...............................................................................       9

      Section 2.01.      Form..........................................................................       9

      Section 2.02.      Execution, Authentication and Delivery........................................       9

      Section 2.03.      Limitations on Transfer of the Notes..........................................      10

      Section 2.04.      Registration; Registration of Transfer and Exchange...........................      12

      Section 2.05.      Mutilated, Destroyed, Lost or Stolen Notes....................................      14

      Section 2.06.      Persons Deemed Owners.........................................................      15

      Section 2.07.      Payment of Principal and Interest.............................................      15

      Section 2.08.      Cancellation..................................................................      16

      Section 2.09.      Release of Collateral.........................................................      16

      Section 2.10.      Book-Entry Notes..............................................................      17

      Section 2.11.      Notices to Clearing Agency....................................................      17

      Section 2.12.      Definitive Notes..............................................................      17

      Section 2.13.      Tax Treatment.................................................................      18

ARTICLE III    COVENANTS...............................................................................      18

      Section 3.01.      Payment of Principal and Interest.............................................      18

      Section 3.02.      Maintenance of Office or Agency...............................................      18

      Section 3.03.      Money for Payments to be Held in Trust........................................      19

      Section 3.04.      Existence.....................................................................      20

      Section 3.05.      Protection of Collateral......................................................      21

      Section 3.06.      Opinions as to Collateral.....................................................      21

      Section 3.07.      Performance of Obligations; Servicing of the Mortgage Loans...................      22

      Section 3.08.      Negative Covenants............................................................      23

      Section 3.09.      Annual Statement as to Compliance.............................................      24

      Section 3.10.      No Other Business.............................................................      24

      Section 3.11.      No Borrowing..................................................................      24

      Section 3.12.      Guarantees, Loans, Advances and Other Liabilities.............................      24
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      Section 3.13.      Capital Expenditures..........................................................      24

      Section 3.14.      Restricted Payments...........................................................      24

      Section 3.15.      Notice of Rapid Amortization Events and Events of Servicing Termination.......      25

      Section 3.16.      Further Instruments and Acts..................................................      25

      Section 3.17.      Covenants of the Issuer.......................................................      25

      Section 3.18.      Representations and Warranties of the Issuer..................................      25

ARTICLE IV     SATISFACTION AND DISCHARGE..............................................................      26

      Section 4.01.      Satisfaction and Discharge of Indenture.......................................      26

      Section 4.02.      Application of Trust Money....................................................      27

      Section 4.03.      Repayment of Moneys Held by Paying Agent......................................      28

ARTICLE V      REMEDIES................................................................................      28

      Section 5.01.      Remedies......................................................................      28

      Section 5.02.      Limitation of Suits...........................................................      28

      Section 5.03.      Unconditional Rights of Noteholders To Receive Principal and Interest.........      29

      Section 5.04.      Restoration of Rights and Remedies............................................      29

      Section 5.05.      Rights and Remedies Cumulative................................................      29

      Section 5.06.      Delay or Omission Not a Waiver................................................      29

      Section 5.07.      Control by Insurer and Noteholders............................................      29

      Section 5.08.      Undertaking for Costs.........................................................      30

      Section 5.09.      Waiver of Stay or Extension Laws..............................................      30

      Section 5.10.      Action on Notes...............................................................      30

      Section 5.11.      Performance and Enforcement of Certain Obligations............................      31

      Section 5.12.      Subrogation...................................................................      31

      Section 5.13.      Preference Claims.............................................................      32

      Section 5.14.      Noteholder Rights.............................................................      32

      Section 5.15.      Insurer's Rights Regarding Actions, Proceedings or Investigations.............      33

ARTICLE VI     THE INDENTURE TRUSTEE...................................................................      34

      Section 6.01.      Duties of Indenture Trustee...................................................      34

      Section 6.02.      Rights of Indenture Trustee...................................................      36
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      Section 6.03.      Individual Rights of Indenture Trustee........................................      37

      Section 6.04.      Indenture Trustee's Disclaimer................................................      37

      Section 6.05.      Notice of Rapid Amortization Events and Events of Servicing Termination.......      37

      Section 6.06.      Reports by Indenture Trustee to Holders.......................................      38

      Section 6.07.      Compensation and Indemnity....................................................      38

      Section 6.08.      Replacement of Indenture Trustee..............................................      38

      Section 6.09.      Successor Indenture Trustee by Merger.........................................      39

      Section 6.10.      Appointment of Co-Indenture Trustee or Separate Indenture Trustee.............      40

      Section 6.11.      Eligibility; Disqualification.................................................      41

      Section 6.12.      Representations and Warranties................................................      41

      Section 6.13.      Preferential Collection of Claims Against Issuer..............................      42

ARTICLE VII    NOTEHOLDERS' LISTS AND REPORTS..........................................................      42

      Section 7.01.      Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders........      42

      Section 7.02.      Preservation of Information; Communications to Noteholders....................      42

      Section 7.03.      Reports by Issuer.............................................................      43

      Section 7.04.      Reports by Indenture Trustee..................................................      43

ARTICLE VIII   ACCOUNTS, DISBURSEMENTS AND RELEASES....................................................      43

      Section 8.01.      Collection of Money...........................................................      43

      Section 8.02.      Trust Accounts and Certificate Account........................................      44

      Section 8.03.      General Provisions Regarding Accounts.........................................      44

      Section 8.04.      Release of Collateral.........................................................      44

ARTICLE IX     SUPPLEMENTAL INDENTURES.................................................................      45

      Section 9.01.      Supplemental Indentures Without Consent of Noteholders........................      45

      Section 9.02.      Supplemental Indentures with Consent of Insurer and Noteholders...............      46

      Section 9.03.      Execution of Supplemental Indentures..........................................      47

      Section 9.04.      Effect of Supplemental Indenture..............................................      47

      Section 9.05.      Conformity with Trust Indenture Act...........................................      47

      Section 9.06.      Reference in Notes to Supplemental Indentures.................................      47
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      Section 9.07.      Opinion of Counsel............................................................      48

ARTICLE X      REDEMPTION OF NOTES.....................................................................      48

      Section 10.01.     Redemption....................................................................      48

      Section 10.02.     Form of Redemption Notice.....................................................      48

      Section 10.03.     Notes Payable on Optional Redemption Date.....................................      49

ARTICLE XI     MISCELLANEOUS...........................................................................      49

      Section 11.01.     Compliance Certificates and Opinions, etc.....................................      49

      Section 11.02.     Form of Documents Delivered to Indenture Trustee..............................      50

      Section 11.03.     Acts of Noteholders...........................................................      51

      Section 11.04.     Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies......      51

      Section 11.05.     Notices to Noteholders; Waiver................................................      52

      Section 11.06.     Rights of Insurer to Exercise Rights of Class A Noteholders...................      52

      Section 11.07.     Conflict with Trust Indenture Act.............................................      53

      Section 11.08.     Effect of Headings and Table of Contents......................................      53

      Section 11.09.     Successors and Assigns........................................................      53

      Section 11.10.     Severability..................................................................      53

      Section 11.11.     Benefits of Indenture and Consents of Noteholders.............................      53

      Section 11.12.     Legal Holidays................................................................      53

      Section 11.13.     Governing Law.................................................................      53

      Section 11.14.     Counterparts..................................................................      54

      Section 11.15.     Recording of Indenture........................................................      54

      Section 11.16.     Trust Obligations.............................................................      54

      Section 11.17.     No Petition...................................................................      54

      Section 11.18.     Inspection....................................................................      55
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                                    EXHIBITS

EXHIBIT A-1      Form of Class A Notes
EXHIBIT A-2      Form of Class M1 Notes
EXHIBIT A-3      Form of Class M2 Notes
EXHIBIT B        Form of ERISA Transfer Affidavit
EXHIBIT C        Form of Investor Representation Letter
EXHIBIT D        Form of Transferor Representation Letter
EXHIBIT E        Form of Rule 144A Investment Representation Letter

                                        v




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      This Indenture (this "Indenture"), dated as of September 29, 2006, is by and between INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES 2006-H3, a Delaware statutory trust (the "Issuer"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as indenture trustee and not in its individual capacity (the "Indenture Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's variable rate Class A Notes, Class M1 Notes and Class M2 Notes (the "Notes") and the Insurer:

      As security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes, and as an additional inducement to the Insurer to issue the Policy, the Issuer has agreed to assign the Collateral (as defined below) to the Indenture Trustee on behalf of the Noteholders and the Insurer.

      XL Capital Assurance Inc. (the "Insurer") has issued and delivered a financial guaranty insurance policy for the Class A Notes, dated the Closing Date (the "Policy"), pursuant to which the Insurer guarantees the Insured Amount (as defined in the Policy).

      As an inducement to the Insurer to issue and deliver the Policy, the Issuer and the Insurer have executed and delivered the Insurance and Indemnity Agreement, dated as of September 29, 2006 (as amended from time to time, the "Insurance and Indemnity Agreement"), among the Insurer, the Issuer, IndyMac MBS, Inc., IndyMac Bank, F.S.B., and the Indenture Trustee.

                                 GRANTING CLAUSE

      Each of the Issuer and the Owner Trustee hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes and the Insurer, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in and to: (i) the Trust Fund (as defined in the Sale and Servicing Agreement); (ii) the Issuer's rights and benefits but none of its obligations under the Sale and Servicing Agreement (including the Issuer's right to cause the Depositor to repurchase Mortgage Loans from the Issuer under the circumstances described therein); (iii) the Issuer's rights and benefits but none of its obligations under the Administration Agreement; (iv) the Issuer's rights and benefits but none of its obligations under the Mortgage Loan Purchase Agreement (including the Issuer's right to cause the Seller to repurchase Mortgage Loans from the Issuer under the circumstances described therein); (v) the Trust Accounts, all amounts, security entitlements and other property in the Trust Accounts from time to time; (vi) all other property of the Issuer from time to time; and (vii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").




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      The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture with respect to the Notes, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

      The Indenture Trustee, as indenture trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes and the Insurer may be adequately and effectively protected.

      The Indenture Trustee hereby agrees that it will hold the Policy in trust and that it will hold any proceeds of any claim made upon the Policy solely for the use and the benefit of the Noteholders in accordance with the terms hereof and the terms of the Policy.

      Neither the Indenture Trustee nor the Issuer assumes or shall assume any obligation under any Mortgage Note that provides for the funding of future Draws to the Mortgagor thereunder, and neither the Indenture Trustee nor the Issuer shall be obligated to fund any such future Draws.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement (as defined below).

      Act: The meaning specified in Section 11.03(a).

      Applicable Law: The meaning specified in Section 6.02(h).

      Applicants: The meaning set forth in Section 7.02.

      Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer or more senior officer of the Administrator within its Corporate Trust Office who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement.

      Benefit Plans: The meaning specified in Section 2.03(a).

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      Book-Entry Notes: Beneficial interests in Class A Notes designated as
"Book-Entry Notes" in this Indenture, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in
Section 2.10; provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Note Owners, such Book-Entry Notes shall no longer be "Book-Entry Notes."

      Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

      Class A Notes: The Class A Notes issued pursuant to this Indenture, substantially in the form attached hereto as Exhibit A-1.

      Class M1 Notes: The Class M1 Notes issued pursuant to this Indenture, substantially in the form attached hereto as Exhibit A-2.

      Class M2 Notes: The Class M2 Notes issued pursuant to this Indenture, substantially in the form attached hereto as Exhibit A-3.

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

      Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      Clearstream: Clearstream Banking Luxembourg, societe anonyme, and any successor thereto.

      Collateral: The meaning specified in the Granting Clause of this Indenture.

      Commission: The Securities and Exchange Commission, or any successor thereto.

      Controlling Class Notes: The Class A Notes, so long as any Class A Notes are Outstanding, then the Class M1 Notes, so long as any Class M1 Notes are Outstanding after the Class A Notes are no longer Outstanding, and finally the Class M2 Notes.

      Corporate Trust Office: The designated office of the Indenture Trustee in the State of California at which at any particular time its corporate trust business with respect to this Indenture is administered, which office at the date of the execution of this Indenture is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Corporate Trust Administration IN06H3 (IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3), facsimile no. (714) 247-6285, and which is the address to which notices to and correspondence with the Indenture Trustee should be directed, or with respect to the Certificate Registrar, the designated office for presentment and surrender of certificates for registration, transfer or exchange thereof located at DB Services Tennessee, 646 Grassmere Road, Nashville, Tennessee 37211, Attn:
Transfer Unit.

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      Default: Any occurrence that is, or with notice or the lapse of time or both would become, a Rapid Amortization Event.

      Definitive Notes: Any definitive, fully registered Note.

      Depository Institution: Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by each Rating Agency, or is otherwise acceptable to each Rating Agency.

      Euroclear: Euroclear SA/NV, as operator of the Euroclear System.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Executive Officer: With respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Manager, Executive Vice President, any Vice President, the Secretary or the Treasurer of such entity; and with respect to any partnership, any general partner thereof.

      Global Securities: The meaning specified in Section 2.01.

      Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      Holder or Noteholder: A Person in whose name a Note is registered on the Note Register.

      Independent: When used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due

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and owing to the Insurer and no Insurer Default has occurred and is continuing, the Insurer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, the Insurer in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

      Issuer: IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, a Delaware statutory trust, or any successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

      Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      Notes: The Class A Notes, the Class M1 Notes and the Class M2 Notes, collectively.

      Note Depository Agreement: The agreement dated September 29, 2006, among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A Notes.

      Note Owner or Owner: With respect to a Book-Entry Note, the Person that is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Note, the Person that is the registered owner of such Note as reflected in the Note Register.

      Note Register and Note Registrar: The respective meanings specified in
Section 2.04.

      Officer's Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, the Insurer. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

      Outstanding: As of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

            (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

            (ii) Notes the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice

                                        5




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      of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that Class A Notes which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of the Indenture until the Insurer has been paid as subrogee under the Insurance and Indemnity Agreement or the Insurer has been reimbursed pursuant to the Insurance and Indemnity Agreement, as evidenced by a written notice from the Insurer delivered to the Indenture Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer, the Administrator or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded (unless such action requires the consent, waiver, request or demand of 100% of the Outstanding Amount and 100% of the Outstanding Amount is registered in the name of one or more of the foregoing entities). Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer, the Administrator or any Affiliate of any of the foregoing Persons.

      Outstanding Amount: With respect to any Class of Notes or all of the Notes, as applicable, and any date of determination, the Note Principal Amount or aggregate Note Principal Amount that is Outstanding as of such date.

      Paying Agent: The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Trust Accounts, including payments of principal and/or interest on the Notes on behalf of the Issuer.

      Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

      Preference Claim: The meaning specified in Section 5.13(b).

                                        6




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      Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

      Prospective Owner: Each prospective purchaser and any subsequent transferee of a Note.

      PTCE: The meaning specified in Section 2.03(a).

      QIB: A "qualified institutional buyer" as defined in Rule 144A.

      Rating Agency Condition: With respect to any action to which the Rating Agency Condition applies, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to such Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Issuer, the Indenture Trustee, and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer, the Insurer in writing that such action will not result in a reduction or withdrawal of the then current rating of the rated Notes without, in the case of the Class A Notes, taking into account the Policy.

      Responsible Officer: When used with respect to the Indenture Trustee, any Managing Director, any Director, any Vice President, any Assistant Vice President, any Associate, any Assistant Secretary, any Trust Officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer's knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

      Rule 144A: Rule 144A under the Securities Act.

      S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc

      Sale and Servicing Agreement: The Sale and Servicing Agreement dated as of September 14, 2006, among the Issuer, IndyMac MBS, Inc., as depositor, IndyMac Bank, F.S.B., as seller and servicer, and Deutsche Bank National Trust Company, as indenture trustee, as such may be amended or supplemented from time to time.

      Securities Act: The Securities Act of 1933, as amended.

      Similar Law: The meaning specified in Section 2.03(a).

      State: Any one of the 50 States of the United States of America or the District of Columbia.

      Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

      (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

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      Section 1.02. Incorporation by Reference of Trust Indenture Act.

      (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the Securities and Exchange Commission.

      "indenture securities" means the Notes.

      "indenture security holder" means a Noteholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Indenture
Trustee.

      "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

      (b) All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by rule of the Commission have the respective meanings assigned to them by such definitions.

      Section 1.03. Rules of Construction. Unless the context otherwise requires:

            (i)   a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (iii) "or" is not exclusive;

            (iv)  "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular;

            (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns;

            (vii) terms defined in the UCC and not otherwise defined herein shall have the meaning assigned to them in the UCC; and

            (viii) "U.S. dollars", "dollars", or the sign "$" shall be construed as references to United States dollars which are freely transferable by residents and non-residents of

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


      the United States of America and convertible by such persons into any other freely convertible currency unless such transferability or convertibility is restricted by any law or regulation of general application in which event references to "U.S. dollars", "dollars", or the sign "$" shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and "cents" shall be construed accordingly.

                                   ARTICLE II

                                    THE NOTES

      Section 2.01. Form. The Class A Notes shall be designated as the "IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, Class A, Series 2006-H3, Asset-Backed Notes, Series 2006-H3." The Class M1 Notes shall be designated as the "IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, Class M1, Series 2006-H3, Asset-Backed Notes, Series 2006-H3." The Class M2 Notes shall be designated as the "IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, Class M2, Series 2006-H3, Asset-Backed Notes, Series 2006-H3." The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1, A-2 and A-3 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

      The Definitive Notes representing the Class M1 and Class M2 Notes and the global certificates ("Global Securities") representing the Book-Entry Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

      Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 are part of the terms of this Indenture.

      Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any Authorized Officer of the Owner Trustee or the Administrator. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee or the Administrator shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      The Indenture Trustee shall, upon Issuer Order, authenticate and deliver the Notes for original issue in the Initial Note Principal Amount of (i) with respect to the Class A Notes,

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$496,786,000, (ii) with respect to the Class M1 Notes, $2,509,000 and (iii) with respect to the Class M2 Notes, $2,509,000. The aggregate principal amounts of the Notes of each such Class Outstanding at any time may not exceed such amounts.

      The Notes will be issued in minimum principal amount denominations of $100,000 and integral multiples of $1,000 in excess thereof.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      Section 2.03. Limitations on Transfer of the Notes.

      (a) Class A Notes. No transfer of a Class A Note in the form of a Definitive Note shall be made unless the Note Registrar shall have received either (i) a representation from the transferee of such Class A Note, acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor (such requirement is satisfied only by the Note Registrar's receipt of a transfer affidavit from the transferee substantially in the form of Exhibit B hereto), to the effect that such transferee (i) is not acquiring such Note for, or on behalf of, an employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code or to any substantially similar law ("Similar Law"), or any entity deemed to hold the plan assets of the foregoing (collectively, "Benefit Plans"), or (ii) its acquisition and holding of such Notes for, on behalf of, or with the assets of, a Benefit Plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code which is not covered under (x) the statutory exemption set forth under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code,
(y) Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or (z) some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.

      In the case of a Class A Note that is a Book-Entry Note, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Note Registrar by the transferee's acceptance of such Note that is also a Book-Entry Note (or the acceptance by a Note Holder of the beneficial interest in such Note).

      (b) Class M Notes.

            (i) No transfer, sale, pledge or other disposition of a Class M Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class M Note is to be made either:

                  (A) (1) the Indenture Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Issuer and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Issuer or the Depositor (except that, if such transfer is made by the Depositor or any Affiliate thereof, the Depositor shall provide such Opinion of Counsel at its own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Note by the Depositor or any Affiliate thereof to the Depositor or an Affiliate of the Depositor and (2) the Indenture Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit C hereto, and the Indenture Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit D hereto, each acceptable to and in form and substance satisfactory to the Depositor, the Issuer and the Indenture Trustee certifying to the Depositor, the Issuer and the Indenture Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Indenture Trustee, the Issuer or the Depositor; provided, however, that such representation letters will not be required in connection with the initial transfer of any such Note by the Depositor or any Affiliate thereof to the Depositor or an Affiliate of the Depositor, and the Indenture Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Indenture Trustee, shall be a written representation) from the Depositor, of the status of such transferee as an Affiliate of the Depositor; or

                  (B) the prospective transferee of such a Note shall be required to provide the Indenture Trustee, the Issuer and the Depositor with an investment letter substantially in the form of Exhibit E attached hereto (or such other form as the Depositor in its sole discretion deems acceptable), which investment letter shall not be an expense of the Indenture Trustee, the Issuer or the Depositor, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. The Holder of any such Note desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Indenture Trustee, the Depositor, the Issuer and the Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

              (ii) In the case of any Class M Note presented for registration in the name of any Person, the prospective transferee shall be required to provide the Indenture Trustee, the Issuer and the Depositor with a certification to the effect set forth in Exhibit B, which the Indenture Trustee may rely upon without further inquiry or investigation, or such other certifications as the Indenture Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Benefit Plan, or any Person (including, without limitation, an investment manager, a named fiduciary or a Indenture Trustee of any Benefit Plan) who is using "plan assets," within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. Section 2510.3-101 or otherwise, of any Plan to effect such acquisition (each, a "Plan Investor").

      (c) To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Indenture Trustee, the Note Registrar or the Depositor shall have any liability to any Person for any registration or transfer of any Note that is in fact not permitted by this Section 2.03 or for the Indenture Trustee (or any paying agent on its behalf) making any payments due on such Note to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Indenture so long as the transfer was registered by the Note Registrar in accordance with the foregoing requirements. In addition, none of the Indenture Trustee, the Note Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any Note in the form of a Book-Entry Note, and none of the Indenture Trustee, the Note Registrar or the Depositor shall have any liability for transfers of Book-Entry Notes or any interests therein made in violation of the restrictions on transfer described in this Indenture, the Prospectus and any other offering document.

      In the event that a Note is transferred to a Person that does not meet the requirements of this Section 2.03, such transfer shall be of no force and effect, shall be void ab initio, and shall not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Issuer, the Depositor, the Indenture Trustee or any intermediary; and the Indenture Trustee shall not make any payments on such Note for as long as such Person is the Holder of such Note.

      The Indenture Trustee shall cause each Note to contain a legend substantially similar to the applicable legend provided in Exhibits A-1, A-2 and A-3 hereto stating that transfer of such Notes is subject to certain restrictions as set forth herein.

      (d) Any purported transfer of a Note (or any interest therein) not in accordance with this Section 2.03 shall be null and void and shall not be given effect for any purpose hereunder.

      (e) The Indenture Trustee will not have the ability to monitor transfers of the Notes while they are in book-entry form and will have liability for transfers of Book-Entry Notes in violation of any of the transfer restrictions described in this Section 2.03.

      (f) For so long as any of the Class M Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Indenture Trustee agrees to cooperate with the Depositor to provide to any Noteholders and to any prospective purchaser of Class M Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Indenture Trustee in providing such information shall be reimbursed by the Depositor.

      Section 2.04. Registration; Registration of Transfer and Exchange. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar. The Issuer shall cause the Note Registrar to keep a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Notes set forth herein, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.

      If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer, the Insurer prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer, the Insurer shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

      Subject to Section 2.03, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in
Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

      At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

      All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

      Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

      No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.05 not involving any transfer.

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


      The preceding provisions of this Section 2.04 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

      Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and, if such Note is a Class A Note, the Insurer such security or indemnity as may be required by it to hold the Issuer, the Indenture Trustee and, if such Note is a Class A Note, the Insurer harmless, then, in the absence of actual notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and upon certification provided by the Holder of such Note that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Optional Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Indenture Trustee and, if such replacement Note was a Class A Note, the Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee or the Insurer in connection therewith.

      Upon the issuance of any replacement Note under this Section 2.05, the Issuer, the Indenture Trustee or the Note Registrar may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

      Every replacement Note issued pursuant to this Section 2.05 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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


      Section 2.06. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or the Insurer or any agent of the Issuer, the Indenture Trustee or the Insurer shall be affected by notice to the contrary.

      Section 2.07. Payment of Principal and Interest. (a) The Notes shall accrue interest at the applicable Note Rate as set forth in the Sale and Servicing Agreement, and such interest shall be payable on each Payment Date, subject to Section 3.01. Interest shall be computed on the Notes on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period. With respect to the Notes, the Indenture Trustee shall determine LIBOR for each applicable Interest Accrual Period on the second London Business Day prior thereto, in accordance with the provisions of Section 5.02 of the Sale and Servicing Agreement. All interest payments on each Class of Notes shall be made pro rata to the Noteholders entitled thereto. Any installment of interest or principal payable on the Notes shall be paid on the applicable Payment Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date or, upon written request made to the Indenture Trustee at least five Business Days prior to the related Record Date, by the Holder of any Note, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder, except that, unless Definitive Notes have been issued pursuant to Section 2.10, with respect to Class A Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, and provided further that the final installment of principal payable with respect to any Note on a Payment Date or on the applicable Final Scheduled Payment Date for the Notes (and except for the Optional Redemption Price if the Notes are called for redemption pursuant to Section 10.01), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

      (b) The principal of the Notes shall be payable in installments on each Payment Date as provided herein, in the Sale and Servicing Agreement and in the Notes, subject to Section 3.01. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on following a Rapid Amortization Event to the extent and in the manner set forth in Section 5.08 of the Sale and Servicing Agreement. All principal payments on the Notes of each Class shall be made pro rata to the Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a
Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile as soon as practicable prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

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


      Section 2.08. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.08, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

      Section 2.09. Release of Collateral. (a) Except as otherwise provided in subsections (b) and (c) of this Section 2.09 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it of an Issuer Request accompanied by (i) an Officer's Certificate, (ii) an Opinion of Counsel, (iii) certificates in accordance with TIA Sections 314(c) and (d)(1), and (iv)(A) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or (B) an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates (which, so long as any Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, shall also be addressed to the Insurer); provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash.

      (b) The Servicer, on behalf of the Issuer and with the consent of the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and not Insurer Default has occurred and is continuing), shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the Mortgaged Property at any time (i) after a payment by the Seller or the Servicer of the Purchase Price of the Mortgage Loan, (ii) after a Eligible Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Amount, if any, (iii) after liquidation of the Mortgage Loan in accordance with the Sale and Servicing Agreement and the deposit of all Liquidation Proceeds and Insurance Proceeds in the Collection Account, (iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property), or (v) as contemplated by
Section 8.01 of the Sale and Servicing Agreement.

      (c) The Indenture Trustee shall, if requested by the Servicer, temporarily release or cause the applicable custodian temporarily to release to such party the Mortgage File pursuant to the provisions of Section 3.08 of the Sale and Servicing Agreement; provided, however, that the Mortgage File shall have been stamped to signify the Issuer's pledge to the Indenture Trustee under the Indenture.

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


      Section 2.10. Book-Entry Notes. The Class A Notes will be issued in the form of typewritten Notes or Global Securities representing the Book-Entry Notes, to be delivered to, or to the Indenture Trustee as custodian for, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof will receive a Definitive Note representing such Note Owner's interest in such Class A Note, except as provided in Section 2.12. Unless and until Definitive Notes have been issued to such Note Owners pursuant to Section 2.12:

            (i) the provisions of this Section 2.10 shall be in full force and effect;

            (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Class A Notes and the giving of instructions or directions hereunder) as the sole holder of the Class A Notes, and shall have no obligation to the Note Owners;

            (iii) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

            (iv) the rights of Owners of Class A Notes shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to
      Section 2.12, neither the Indenture Trustee nor the Note Registrar shall register any transfer of a beneficial interest in a Book-Entry Note; and the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes (or the Controlling Class Notes), the Clearing Agency shall be deemed to represent such percentage with respect to the Class A Notes only to the extent that it has received instructions to such effect from Owners of the Class A Notes and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes or the Class A Notes, as applicable, and has delivered such instructions to the Indenture Trustee.

      Section 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Holders of the Class A Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Owners of the Class A Notes pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications to the Class A Notes and the Clearing Agency, and shall have no obligation to such Note Owners.

      Section 2.12. Definitive Notes. If (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Issuer is

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unable to locate a qualified successor or (ii) after the occurrence of a Rapid
Amortization Trigger Event, Note Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Book-Entry Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Owners of the Class A Notes requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

      Section 2.13. Tax Treatment. The Issuer has made two REMIC elections pursuant to the Trust Agreement and each class of Notes will constitute a REMIC regular interest in the Upper-Tier REMIC.

                                   ARTICLE III

                                    COVENANTS

      Section 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes, this Indenture and the Sale and Servicing Agreement. Without limiting the foregoing and in accordance with Section 8.02(b), the Issuer will cause to be distributed on each Payment Date all amounts on deposit in the Payment Account, and deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Notes, to the Noteholders and the Insurer. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

      The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture. The Issuer shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

      Section 3.02. Maintenance of Office or Agency. The Note Registrar on behalf of the Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

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      Section 3.03. Money for Payments to be Held in Trust. As provided in
Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to
Article V of the Sale and Servicing Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from such accounts for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

      On or before the Business Day preceding each Payment Date, the Issuer shall deposit or cause to be deposited in the Payment Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

      Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee and, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer, the Insurer. Any Paying Agent appointed by the Issuer shall be a Person that would be eligible to be Indenture Trustee hereunder as provided in Section 6.11. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

      The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and, so long as any Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer, the Insurer an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee and, so long as any Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer, the Insurer notice of any default by the Issuer of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee with the written consent of the Insurer, if the Insurer is the Controlling Party, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

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            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premium on the Notes, the Issuer shall have first provided the calculations pertaining thereto and the amount of any resulting withholding taxes to the Indenture Trustee.

      The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to the Notes and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer, with, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, the prior written request of the Insurer, on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee, the Insurer or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Insurer with the Indenture Trustee for the payment of principal or interest on the Class A Notes, to the extent any amounts are owing to the Insurer, such amounts shall be paid promptly to the Insurer upon receipt of a written request by the Insurer to such effect; and, provided, further, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York (including, but not limited to, The Bond Buyer), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

      Section 3.04. Existence. (a) The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

      (b) Any successor to the Owner Trustee appointed pursuant to Section 9.03 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

      (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

      Section 3.05. Protection of Collateral. The Issuer will from time to time prepare, execute, deliver and file all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof,

            (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

            (iii) enforce any rights with respect to the Collateral; or

            (iv) preserve and defend title to the Collateral and the rights of the Indenture Trustee, the Noteholders and the Insurer in such Collateral against the claims of all persons and parties.

      The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05 and hereby authorizes the Indenture Trustee to file in any filing office any financing statement, amendment to financing statement, or continuation statement required to be executed pursuant to this Section 3.05. The foregoing designation shall not impose on the Indenture Trustee any obligation to take any such action.

      Section 3.06. Opinions as to Collateral. On the Closing Date, the Issuer shall furnish to the Administrator, the Insurer and the Indenture Trustee an Opinion of Counsel to the effect that either, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to make effective the lien and security interest of this Indenture, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

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      Section 3.07. Performance of Obligations; Servicing of the Mortgage Loans.
(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

      (b) The Issuer may contract with other Persons acceptable to the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

      (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Collateral, including but not limited to filing or causing to be filed all financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

      (d) If a responsible officer of the Owner Trustee shall have written notice or actual knowledge of the occurrence of an Event of Servicer Termination, a Rapid Amortization Event or a Rapid Amortization Trigger Event under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Insurer and each Rating Agency thereof.

      (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 7.01 of the Sale and Servicing Agreement, the Indenture Trustee shall proceed in accordance with Section 7.01 and 7.02 of the Sale and Servicing Agreement.

      (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Insurer (so long as the Class A Notes remain Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Transaction Documents (except to the extent otherwise provided in any such Transaction Document), or waive timely performance or observance by
(x) the Servicer or the Depositor of its respective duties under the Sale and Servicing Agreement, and (y) the Seller of its obligations under the Mortgage Loan Purchase Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, payments that are required to be made for the benefit of the Noteholders, the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer) and the Certificateholders, or (B) reduce the aforesaid percentage of the Notes that is required to

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


consent to any such amendment, without the consent of the Holders of all the Outstanding Notes affected thereby. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee, the Insurer or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

      Section 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture, the Mortgage Loan Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral without the consent of the Insurer (so long as the Class A Notes remain Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing), or if an Insurer Default has occurred and is continuing, unless directed to do so by the Indenture Trustee;

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

            (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case with respect to any Collateral and arising solely as a result of an action or omission of a Mortgagor or as otherwise permitted in the Sale and Servicing Agreement) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien or as otherwise permitted in the Sale and Servicing Agreement) security interest in the Collateral;

            (iv) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

            (v) remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal;

            (vi) take any other action or fail to take any action that would result in an imposition of tax on the Issuer (including, but not limited to, the tax on prohibited transactions under the Code); or

                                       23




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            (vii) except with the prior written consent of the Noteholders, take any action described in Section 5.06 of the Trust Agreement.

      Section 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2006), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

            (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

      Section 3.10. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Collateral in the manner contemplated by this Indenture and the Transaction Documents and activities incidental thereto.

      Section 3.11. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes.

      Section 3.12. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

      Section 3.13. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personally).

      Section 3.14. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any payment (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, the Issuer may make, or cause to be made, payments and distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement, this Indenture, the Insurance and Indemnity Agreement or the Trust Agreement. The Issuer will not, directly or indirectly, make payments to or from the Collection Account except in accordance with this Indenture and the Transaction Documents.

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      Section 3.15. Notice of Rapid Amortization Events and Events of Servicing
Termination. The Issuer shall promptly, and in no event more than three Business Days following such event, give the Indenture Trustee, the Insurer and each Rating Agency written notice of each Rapid Amortization Event and/or Event of Servicer Termination under the Sale and Servicing Agreement, and each default on the part of the Servicer or the Depositor of its obligations under the Sale and Servicing Agreement, to the extent a responsible officer of the Owner Trustee shall have written notice or actual knowledge thereof.

      Section 3.16. Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

      Section 3.17. Covenants of the Issuer. All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee in its individual capacity. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture on behalf of the Issuer solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

      Section 3.18. Representations and Warranties of the Issuer. (a) With respect to the Mortgage Notes, the Issuer represents and warrants that:

            (i) This Indenture creates a valid and continuing security interest (as defined in each applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

            (ii) The Mortgage Notes constitute either "instruments" or "general intangibles" within the meaning of each applicable UCC;

            (iii) The Issuer owns and has good title to the Collateral free and clear of any lien, claim or encumbrance of any Person;

            (iv) The Issuer has received all consents and approvals required by the terms of the Mortgage Loans to the pledge of the Mortgage Loans hereunder to the Indenture Trustee;

            (v) All original executed copies of each Mortgage Note have been or will be delivered to the Indenture Trustee (or its custodian), as set forth in the Sale and Servicing Agreement;

            (vi) The Issuer has received a written acknowledgment from the Indenture Trustee (or its custodian) that it is holding the Mortgage Loans solely on behalf and for the benefit of the Indenture Trustee;

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            (vii) Other than the security interest granted to the Indenture
      Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of the collateral covering the Collateral other than a financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer;

            (viii) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee; and

            (ix) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

      (b) The representations and warranties set forth in this Section 3.18 shall survive the Closing Date and shall not be waived.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

      Section 4.01. Satisfaction and Discharge of Indenture. Upon payment in full to the Insurer of all amounts due to the Insurer and payment in full to each Noteholder of all amounts due on the Notes, this Indenture shall cease to be of further effect with respect to the Notes, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Sections 3.03 and 4.02) and (v) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

      (A) either

            (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation and the Policy has terminated and been returned to the Insurer for cancellation and all amounts owing to the Insurer have been paid in full; or

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            (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                  a. have become due and payable,

                  b. will become due and payable at the applicable Final
            Scheduled Payment Date within one year, or

                  c. are to be called for redemption within one year under
            arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or Optional Redemption Date (if the Notes are called for redemption pursuant to Section 10.01 hereof), as the case may be;

      (B) the later of (a) payment in full of all outstanding obligations under the Notes, (b) the payment in full of all unpaid fees and expenses of the Indenture Trustee hereunder and the other Transaction Documents, (c) the payment of all amounts due and owing to the Insurer for unpaid premiums and unreimbursed prior draws made under the Policy and all other amounts owing to the Insurer, together with interest thereon as provided under the Insurance and Indemnity Agreement, and (d) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

      (C) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel (at the Issuer's expense) and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 hereof and, subject to Section 11.02 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with; and

      (D) the Issuer has delivered to each Rating Agency notice of such satisfaction and discharge.

      Section 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Sections 3.03 and 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes, the Sale and Servicing Agreement and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and to the Insurer for payments of any amounts due to it under the Transaction Documents; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

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      Section 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                    REMEDIES

      Section 5.01. Remedies. If a Rapid Amortization Event as described in
Section 5.08 of the Sale and Servicing Agreement shall have occurred and be continuing, the Noteholders shall be entitled on each Payment Date to an amount equal to the Maximum Principal Payment and Interest Payment Amount for such Payment Date payable during such Rapid Amortization Period, payable in accordance with the priorities set forth in Section 5.08 of the Sale and Servicing Agreement. The rights contained in this Article V are in addition to any rights that the Noteholders possess pursuant to the Sale and Servicing Agreement. Except as expressly set forth herein, the Holders of Notes that are not Controlling Class Notes shall have no right to exercise any Noteholder rights set forth in this Article V.

      Section 5.02. Limitation of Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Rapid Amortization Event;

            (ii) the Holders of not less than 50% of the Outstanding Amount of the Controlling Class Notes have made written request to the Indenture Trustee to institute such proceeding with respect to the Notes in respect of such Rapid Amortization Event in its own name as Indenture Trustee hereunder;

            (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Controlling Class Notes; and

            (vi) the Class A Notes are no longer outstanding and no Reimbursement Amounts remain due and owing to the Insurer or an Insurer Default shall have occurred and be continuing;

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it being understood and intended that no Holder of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

      In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Controlling Class Notes, each representing less than a majority of the Outstanding Amount of the Controlling Class Notes, the Indenture Trustee shall take direction from the group providing indemnity and representing the greater percentage of the Outstanding Amount of the Controlling Class Notes, notwithstanding any other provisions of this Indenture.

      Section 5.03. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Optional Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      Section 5.04. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Insurer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such proceeding had been instituted.

      Section 5.05. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.06. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Rapid Amortization Event shall impair any such right or remedy or constitute a waiver of any such Rapid Amortization Event or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

      Section 5.07. Control by Insurer and Noteholders. The Insurer (or, if an Insurer Default shall have occurred and is continuing or if the Class A Notes are no longer Outstanding and no

Reimbursement Amounts remain due and owing to the Insurer, Holders of a majority of the Outstanding Amount of the Controlling Class Notes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee pursuant to Section 5.08 of the Sale and Servicing Agreement with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture; and

            (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Controlling Class Noteholders not consenting to such action.

      Section 5.08. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.08 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Insurer, any Noteholder, or group of Noteholders with the prior written consent of the Insurer (so long as the Class A Notes remain Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred), in each case holding in the aggregate more than 10% of the Outstanding Amount of the Controlling Class Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Optional Redemption
Date).

      Section 5.09. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.10. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee or the Insurer against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

      Section 5.11. Performance and Enforcement of Certain Obligations.

      (a) Promptly following a request from the Indenture Trustee (at the direction of the Insurer, so long as the Class A Notes remain Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) to do so and at the Servicer's or Seller's expense, as applicable, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their respective obligations under the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement.

      (b) If a Rapid Amortization Event has occurred and is continuing, the Indenture Trustee, with the consent of the Insurer, may, and, at the written direction of the Insurer (or, if the Class A Notes are no longer outstanding and no Reimbursement Amounts remain due and owing to the Insurer or if an Insurer Default has occurred and is continuing, the Holders of 66 2/3% of the Outstanding Amount of the Controlling Class Notes) shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Transaction Documents, including the right or power to take any action to compel or secure performance or observance by the Seller, the Depositor, the Servicers or the Servicer of each of their obligations to the Issuer under the Transaction Documents and to give any consent, request, notice, direction, approval, extension or waiver under the Transaction Documents, and any right of the Issuer to take such action shall be suspended.

      Section 5.12. Subrogation. The Indenture Trustee shall receive as attorney-in-fact of each Holder of Class A Notes any Insured Amounts from the Insurer pursuant to the Policy. Any and all Insured Amounts disbursed by the Indenture Trustee from claims made under the Policy shall not be considered payment by the Issuer, and shall not discharge the obligations of the Issuer with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Class A Notes, become subrogated to the rights of the recipient of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Class A Notes by or on behalf of the Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Class A Notes which are then due for payment to the extent of all payments made by the Insurer.

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


      Section 5.13. Preference Claims.

      (a) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any payment of principal and interest on a Class A Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Class A Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Policy. The Indenture Trustee shall furnish to the Insurer at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Class A Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Noteholders and the dates on which such payments were made. Pursuant to the terms of the Policy, the Insurer will make such payment on behalf of the related Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholders and not to the Indenture Trustee or any Noteholder directly (unless such Noteholder has returned principal or interest paid on the Class A Notes to such receiver or trustee in bankruptcy, in which case the Insurer shall make such payment to the Indenture Trustee for payment to such Noteholder in accordance with the terms of the Policy).

      (b) The Indenture Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Class A Notes. Each Holder of Class A Notes, by its purchase of Class A Notes, and the Indenture Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance and Indemnity Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.12, the Insurer shall be subrogated to, and each Holder of Class A Notes and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Holder of Class A Notes in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim. All actions taken under this Section 5.13(b) by the Indenture Trustee shall be taken in accordance with the terms of the Policy.

      Section 5.14. Noteholder Rights. Each Holder of Class A Notes by the acceptance of its Class A Note agrees that, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, the Insurer shall be treated by the Issuer, the Seller, the Depositor, the Servicers, the Servicer, the Owner Trustee and the Indenture Trustee as if the Insurer were the Holder of the Class A Notes for the purpose of the giving of any consent, the making of any direction or the

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exercise of any voting or other control rights otherwise given to the Holder of
Class A Notes hereunder without any further consent of the Holder of Class A Notes. So long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, the Holders of Class A Notes may only exercise such rights with the consent of the Insurer.

      Section 5.15. Insurer's Rights Regarding Actions, Proceedings or Investigations. Until all Class A Notes have been paid in full, all amounts owed to the Insurer have been paid in full, the Insurance and Indemnity Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply:

      (a) Unless an Insurer Default resulting from the failure of the Insurer to make payments under the Policy has occurred or is continuing, notwithstanding anything contained herein or in the other Transaction Documents to the contrary, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Fund or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicers, the Seller, the Servicer, the Issuer or any affiliate thereof. Following notice to the Indenture Trustee and subject to the preceding sentence, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Issuer, the Collateral, and the Trust Fund. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer's interests, shall be included in the Reimbursement Amount.

      (b) In connection with any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Fund or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicers, the Seller, the Servicer, the Issuer or any affiliate thereof, the Indenture Trustee hereby agrees to cooperate with, and to take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of any Noteholder.

      (c) The Indenture Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation of which a Responsible Officer has received notice or has actual knowledge that names the Issuer or the Indenture Trustee as a party or that could adversely affect the Issuer, the Collateral, the Trust Fund or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicers, the Seller, the Servicer, the Depositor, the Issuer or any affiliate thereof.

      (d) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Indenture Trustee shall not, without the Insurer's prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Issuer, the Collateral, the Trust

Fund or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents.

      (e) Each Noteholder, by acceptance of its Note, and the Indenture Trustee agree that the Insurer shall have such rights as set forth in this Section 5.15, which are in addition to any rights of the Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this
Section 5.15 may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of any Noteholder or the Indenture Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section 5.15 shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

                                    ARTICLE VI

                              THE INDENTURE TRUSTEE

      Section 6.01. Duties of Indenture Trustee. (a) If a Rapid Amortization Event of which a Responsible Officer of the Indenture Trustee has written notice or has actual knowledge has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of a Rapid Amortization Event of which a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and on their face conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

      (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

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            (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or upon a direction received by it from the requisite Noteholders (or the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing)) pursuant to Article V; and

            (iv) the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of (A) any failure by the Issuer to comply with its obligations hereunder or in the Transaction Documents or
      (B) any Default or Rapid Amortization Event, unless a Responsible Officer of the Indenture Trustee assigned to and working in its corporate trust department obtains actual knowledge of such Default or Rapid Amortization Event or shall have received written notice thereof. In the absence of such actual knowledge or notice, the Indenture Trustee may conclusively assume that there is no Default or Rapid Amortization Event.

      (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section 6.01.

      (e) The Indenture Trustee shall not be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including principal of or interest on the Notes, or interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

      (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

      (g) No provision of this Indenture shall require the Indenture Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (h) Every provision of this Indenture or any Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01,
Section 6.02 and to the provisions of the TIA.

      (i) The Indenture Trustee shall, upon three Business Days' prior written notice to the Indenture Trustee, permit any representative of the Insurer, during the Indenture Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts (at the expense of the party requesting such copies or extracts) therefrom and to discuss the Indenture Trustee's affairs and actions, as such affairs and actions relate to the Indenture Trustee's duties with respect to the

Notes, with the Indenture Trustee's officers and employees responsible for carrying out the Indenture Trustee's duties with respect to the Notes.

      (j) The Indenture Trustee shall execute and deliver the Sale and Servicing Agreement and such other documents and instruments as shall be necessary or appropriate in accordance with its duties and obligations under this Indenture.

      (k) The Indenture Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Indenture Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Indenture Trustee pursuant to this Indenture or any other Transaction Document, and (ii) in accordance with any document or instruction delivered to the Indenture Trustee pursuant to the terms of this Indenture; and no implied duties or obligations shall be read into this Indenture or any Transaction Document against the Indenture Trustee. The Indenture Trustee agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Collateral that result from actions by, or claims against itself that are not related to the administration of the Collateral.

      Section 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel, which shall not be at the expense of the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel. The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or in any Transaction Document shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

      (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

      (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

      (e) The Indenture Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Indenture, any Transaction Document and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

      (f) In the event that the Indenture Trustee is also acting as Paying Agent, Note Registrar, custodian or Administrator hereunder or under any Transaction Document, the rights

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


and protections afforded to the Indenture Trustee pursuant to this Article VI shall be afforded to such Paying Agent, Note Registrar, custodian and Administrator.

      (g) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Controlling Party or the Holders of the Controlling Class Notes, as applicable, pursuant to the provisions of this Indenture, unless such Holders of Notes of the Controlling Party or the Holders of the Controlling Class Notes, as applicable, shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of a Rapid Amortization Event of which a Responsible Officer of the Indenture Trustee shall have received notice or have actual knowledge (that has not been cured or waived), exercise the rights and powers vested in it by this Indenture or the Sale and Servicing Agreement with reasonable care and skill.

      (h) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering ("Applicable Law"), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

      (i) The Indenture Trustee shall be entitled to the same rights, protection, immunities and indemnities afforded to it under this Indenture as in all other Transaction Documents (as defined in the Sale and Servicing Agreement).

      Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

      Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any of the Transaction Documents or the Notes or the sufficiency of the Collateral; it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Servicer in this Indenture, any Transaction Document or in any other document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

      Section 6.05. Notice of Rapid Amortization Events and Events of Servicing Termination. If a Rapid Amortization Event or an Event of Servicer Termination occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall (i) promptly mail to the Insurer notice of such event, and (ii) within 90 days after such

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knowledge or notice occurs, mail to each Noteholder notice of such event. Except in the case of a default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice of the Noteholders if and so long as one of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders; provided that the Indenture Trustee shall not withhold any such notice to the Insurer.

      Section 6.06. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns and shall file such information returns with the Internal Revenue Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations.

      Section 6.07. Compensation and Indemnity. The Indenture Trustee shall be entitled, as compensation for its services, to the Indenture Trustee Fee. In addition, the Indenture Trustee and any co-trustee shall be reimbursed by the Issuer, as provided in Section 5.01 of the Sale and Servicing Agreement, for all reasonable ordinary out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (as provided in the Sale and Servicing Agreement). Reimbursable expenses under this
Section 6.07 shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee, any co-trustee and their respective employees, directors and agents, as provided in
Section 5.01 of the Sale and Servicing Agreement, against any and all claim, loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any Transaction Document, including, without limitation, the execution and filing of any information returns and being the mortgagee of record with respect to the Mortgage Loans. The Indenture Trustee or co-trustee, as applicable, shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the co-trustee, as applicable, to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of their respective obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee and any co-trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or any co-trustee through the Indenture Trustee's or co-trustee's, as the case may be, own willful misconduct, negligence or bad faith.

      The Issuer's obligations to the Indenture Trustee and any co-trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee or any co-trustee incurs expenses after the occurrence of a Default specified in Section 5.08 of the Sale and Servicing Agreement with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

      Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by giving 90 days' written notice thereof to

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the Depositor, the Issuer, the Insurer, each Noteholder and each Rating Agency.
The Issuer shall remove the Indenture Trustee if:

            (i) the Indenture Trustee fails to comply with Section 6.11;

            (ii) the Indenture Trustee is adjudged bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property;

            (iv) the Indenture Trustee otherwise becomes incapable of acting; or

            (v) a tax is imposed with respect to the Issuer by any state in which the Indenture Trustee or the Trust is located and the imposition of the tax would be avoided by the appointment of a different indenture trustee.

      If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee (approved in writing by the Insurer, so long as such approval is not unreasonably withheld) that satisfies the eligibility requirements of Section 6.11.

      The resigning or removed Indenture Trustee agrees to cooperate with any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee's responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee's functions hereunder.

      A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer and the Insurer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Insurer. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

      If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Insurer or the Holders of a majority in Outstanding Amount of the Controlling Class Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee reasonably acceptable to the Insurer.

      If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee acceptable to the Insurer.

      Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust

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business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency written notice of any such transaction.

      In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

      Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld, delayed or denied, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Insurer, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

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            (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

      (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times (i) satisfy the requirements of TIA Section 310(a), (ii) have a combined capital and surplus of at least $100,000,000 as set forth in its most recently published annual report of condition (which report shall be provided to the Insurer upon request), (iii) have a long-term debt rating equivalent to "A" or better by S&P or be otherwise acceptable to S&P and (iv) not be an Affiliate of the Issuer or the Owner Trustee. The Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      Section 6.12. Representations and Warranties. The Indenture Trustee hereby represents and warrants that:

      (a) the Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

      (b) the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

      (c) the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and

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provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

      (d) There are no proceedings or investigations pending or the Indenture Trustee's best knowledge or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

      Section 6.13. Preferential Collection of Claims Against Issuer.

      The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

      Section 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or (if the Indenture Trustee is not the Note Registrar, the Issuer) shall furnish to the Insurer or the Issuer, as applicable, in writing upon their written request and at such other times as the Insurer or the Issuer may request a copy of the list.

      Section 7.02. Preservation of Information; Communications to Noteholders.
(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished. If three or more Noteholders, or one or more Holders of a Class of Notes evidencing not less than 25% of the Outstanding Amount thereof (hereinafter referred to as "Applicants"), apply in writing to the Indenture Trustee, and such application states that the Applicants desire to communicate with other holders with respect to their rights under this Indenture or under the Notes, then the Indenture Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Holders. Every Holder, by receiving and holding a Note, agrees with the Issuer and the

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Indenture Trustee that neither the Issuer nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders under this Indenture, regardless of the source from which such information was derived.

      (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

      (c) The Issuer and the Indenture Trustee shall have the protection of TIA
Section 312(c).

      Section 7.03. Reports by Issuer. (a) The Issuer shall:

            (i) file with the Indenture Trustee (with a copy to the Insurer, so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (ii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) (with a copy to the Insurer) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clause (i) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

      (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

      Section 7.04. Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 1, beginning with March 1, 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) (with a copy to the Insurer) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

      Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The

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Indenture Trustee shall apply all such money received by it as provided in this
Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may with the consent of the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, in which case, with the consent of the Holders of a majority of the Outstanding Amount of the Controlling Class Notes) or shall at the direction of the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing, in which case, at the direction of the Holders of a majority of the Outstanding Amount of the Controlling Class Notes) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.

      Section 8.02. Trust Accounts and Certificate Account. (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain in its name the Trust Accounts and the Certificate Account, each as provided in Article V of the Sale and Servicing Agreement.

      (b) On each Payment Date and Optional Redemption Date, the Paying Agent (or, if the Indenture Trustee acts as Paying Agent, the Indenture Trustee) shall distribute all amounts on deposit in the Payment Account as provided in Section
5.01 of the Sale and Servicing Agreement.

      (c) On each Payment Date and each Optional Redemption Date, the Indenture Trustee hereby authorizes the Owner Trustee to make the distributions from the Certificate Account as required pursuant to Section 5.07 of the Sale and Servicing Agreement.

      Section 8.03. General Provisions Regarding Accounts. Funds in the Trust Accounts maintained by the Indenture Trustee shall be invested as provided in the Sale and Servicing Agreement.

      Section 8.04. Release of Collateral. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture and the Sale and Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

      (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Noteholders pursuant to the Sale and Servicing Agreement and all fees and expenses of the Indenture Trustee, the Servicer, the Administrator and the custodians pursuant to this Indenture have been paid, and all Reimbursement Amounts and other fees and expenses owing to the Insurer pursuant to the Insurance and Indemnity Agreement have been paid and the Policy has been cancelled and returned to the Insurer, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture

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Trustee shall release property from the lien of this Indenture pursuant to this subsection (b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01 hereof.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

      Section 9.01. Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes but with the consent of the Insurer (so long as the Class A Notes are outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and the prior notice to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Insurer (so long as the Class A Notes are outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing), for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

            (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) (A) to cure any ambiguity, (B) to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provisions herein or in any supplemental indenture or to conform the provisions hereof to those of the Offering Document, (C) to obtain or maintain a rating for a Class of Notes from a nationally recognized statistical rating organization, (D) to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (D) of this subparagraph (v) shall adversely affect in any material respect the interests of any Holder not consenting thereto or adversely affect the Insurer without the consent of the Insurer;

            (vi) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions

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      of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

            (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel stating that entering into such supplemental indenture will not adversely affect the tax status of the REMICs created by the Trust Agreement.

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

      (b) A letter from each Rating Agency to the effect that any supplemental indenture entered into pursuant to this Section 9.01 will not cause the then-current ratings on the Notes without taking into account the Policy to be qualified, reduced or withdrawn shall constitute conclusive evidence that such amendment does not adversely affect in any material respect the interests of the Noteholders.

      Section 9.02. Supplemental Indentures with Consent of Insurer and Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to each Rating Agency and with the consent of the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) and the Holders of not less than 66-2/3% of the Outstanding Amount of the Notes of each Class, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the Holder of each Outstanding Note affected thereby and of the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) (i) reduce in any manner the amount of, or delay the timing of, payments in respect of any Note, (ii) alter the obligations of the Servicer or the Indenture Trustee to make an Advance or alter the servicing standards set forth in the Sale and Servicing Agreement, (iii) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes affected thereby and of the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing), or (iv) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture and provided, further, that such action shall not, as evidenced by an

Opinion of Counsel, adversely affect the tax status of the REMICs created by the Trust Agreement.

      The Indenture Trustee may rely on an Opinion of Counsel to determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

      It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes, the Insurer and each Rating Agency a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee and the Insurer shall be entitled to receive, and subject to Section 6.02, shall be fully protected in relying upon, an Opinion of Counsel to the effect provided in Section 9.07. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

      Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

      Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in a form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the

Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

      Section 9.07. Opinion of Counsel. In connection with any supplemental indenture pursuant to this Article IX, the Indenture Trustee and the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) shall be entitled to receive an Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture in accordance with the relevant provisions of this Article IX have been met.

      Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                    ARTICLE X

                               REDEMPTION OF NOTES

      Section 10.01. Redemption. The Notes are subject to redemption pursuant to
Section 8.01 of the Sale and Servicing Agreement. The Issuer shall furnish each Rating Agency notice of such redemption. If any Notes are to be redeemed pursuant to Section 8.01 of the Sale and Servicing Agreement, the Servicer shall furnish notice of its exercise of its option to redeem the Notes to the Indenture Trustee and the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) not later than 10 days prior to the Optional Redemption Date and the Servicer shall deposit by 10:00 A.M. New York City time three Business Days prior to the Optional Redemption Date with the Indenture Trustee in the Payment Account the Optional Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Section
10.02 hereof to each Holder of the Notes.

      Section 10.02. Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee and the Insurer (so long as the Class A Notes are Outstanding or any Reimbursement Amounts remain due and owing to the Insurer and no Insurer Default has occurred and is continuing) by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Optional Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Optional Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

      All notices of redemption shall state:

            (i) the Optional Redemption Date;

            (ii) the Optional Redemption Price; and

            (iii) the place where such Notes are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

      Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

      Section 10.03. Notes Payable on Optional Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required under Section 10.02 (in the case of redemption pursuant to Section 10.01) and remittance to the Indenture Trustee of the Optional Redemption Price as required under Section 10.01, on the Optional Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.01. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Insurer: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01; provided, that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion pursuant to clauses (i), (ii) or (iii) above need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

      Section 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

      Section 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Note Register.

      Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

      Section 11.04. Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder, the Insurer or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

            (ii) the Issuer by the Indenture Trustee, the Insurer or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to the address provided in the Sale and Servicing Agreement, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

            (iii) The Insurer by the Issuer or the Indenture Trustee shall be sufficient for any purpose hereunder if in writing and mailed by first-class mail personally delivered or telecopied to the recipient as follows:

            To the Insurer:   XL Capital Assurance Inc.
                              1221 Avenue of the Americas
                              New York, New York 10020-1001
                              Attention: Surveillance
                              Telecopy:  (212) 478-3587
                              Confirmation: (212) 478-3400

      Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the address provided in the Sale and Servicing Agreement or such other address as shall be designated by written notice to the other parties.

      Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event (and in all cases, the Insurer shall receive notice), at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or a Rapid Amortization Event.

      Section 11.06. Rights of Insurer to Exercise Rights of Class A Noteholders. By accepting its Class A Note, each Class A Noteholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all rights of the Class A Noteholders as specified under this Agreement without any further consent of the Class A Noteholders. Any right conferred to the Insurer hereunder shall be suspended and shall run to the benefit of the Class A Noteholders during any period in which there exists an Insurer Default, provided, however, that during an Insurer Default, the consent of the Insurer must be obtained with respect to any amendments that may materially adversely affect the Insurer.

      Section 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

      The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

      Section 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

      Section 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.11. Benefits of Indenture and Consents of Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Insurer and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture. The Insurer and its successors and permitted assigns shall be third-party beneficiaries to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture.

      Section 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no additional interest shall accrue for the period from and after any such nominal date in respect of such payment date.

      Section 11.13. Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee and the Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

      Section 11.16. Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its respective individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

      In addition, (i) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer or the Owner Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and by any Person claiming by, through or under the Indenture Trustee, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the Transaction Documents.

      Section 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other United States federal or state bankruptcy, insolvency or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

      Section 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or of the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Public Accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

      IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                  INDYMAC HOME EQUITY MORTGAGE
                                  LOAN ASSET-BACKED TRUST,
                                  SERIES 2006-H3, as Issuer

                                  By: WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely
                                      as Owner Trustee

                                  By: /s/ Patricia A. Evans
                                      ---------------------
                                  Name: Patricia A. Evans
                                  Title: Vice President

                                  DEUTSCHE BANK NATIONAL
                                  TRUST COMPANY,
                                  not in its individual capacity
                                  but solely as Indenture Trustee

                                  By: /s/ Amy Stoddard
                                      ---------------------
                                  Name: Amy Stoddard
                                  Title: Authorized Signer

                                              IndyMac Home Equity Mortgage Loan
                                             Asset-Backed Trust, Series 2006-H3
                                                                      Indenture

                                                                     EXHIBIT A-1

                              FORM OF CLASS A NOTE

                                      A-1-1

                                                                     EXHIBIT A-2

                              FORM OF CLASS M1 NOTE

                                      A-2-1

                                                                     EXHIBIT A-3

                              FORM OF CLASS M2 NOTE

                                      A-3-1

                                                                       EXHIBIT B

                        FORM OF ERISA TRANSFER AFFIDAVIT

                                                            ____________________
                                                                    date

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      Re:   IndyMac Home Equity Mortgage Loan Asset-Backed Trust,
            Series 2006-H3 Asset-Backed Notes, Series 2006-H3

      1. The undersigned is the ______________________ of (the "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

      2. [[If the Investor is acquiring Class A Notes] The Investor either (i) is not, and on [date of transfer] will not be, acquiring the Notes for, or on behalf of, an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or to any substantially similar law ("Similar Law")) or any entity deemed to hold the plan assets of the foregoing (each, a "Benefit Plan") or
(ii), on [date of transfer] our acquisition and holding of the Notes for, or on behalf of, or with the assets of, a Benefit Plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under (x) the statutory exemption set forth under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, (y) Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or (z) some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.]

      [If the Investor is acquiring Class M1 Notes or Class M2 Notes] The Investor is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any Person (including, without limitation, an investment manager, a named fiduciary or a trustee of any Plan) who is using "plan assets," of any Plan (each, a "Plan Investor"), to effect such acquisition.

      3. The Investor hereby acknowledges that under the terms of the Indenture between IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, as Issuer, and Deutsche Bank National Trust Company, as Indenture Trustee, dated as of September 29, 2006, as amended, modified or supplemented, no transfer of any Note shall be permitted to be made to any person unless the Indenture Trustee has received a certificate from such transferee in the form hereof.

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.

                                        ____________________________________
                                        [Investor]

                                        By:
                                           _________________________________
                                        Name:
                                        Title:

ATTEST:

___________________________

STATE OF               )
                       ) ss.:
COUNTY OF              )

            Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

      Subscribed and sworn before me this _____ day of ___________ 20___.

                                        ____________________________________
                                        NOTARY PUBLIC

                                        My commission expires the
                                        ____ day of __________, 20__.

                                                                       EXHIBIT C

                     FORM OF INVESTOR REPRESENTATION LETTER

______________, 20___

IndyMac Bank, F.S.B.
3465 East Foothill Boulevard
Pasadena, California 91107

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

IndyMac MBS, Inc.
3465 East Foothill Boulevard
Pasadena, California 91107

Attention: Secondary Marketing - Transaction Management

      RE:   Home Equity Mortgage Loan Asset-Backed Notes,
            Series 2006-H3, [Class M___]

Ladies and Gentlemen:

      _________________- (the "Purchaser") intends to purchase from
_________________ (the "Seller") $_____________ initial Note Principal Amount of Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H3, Class M____ (the "Notes"), issued pursuant to the Indenture, dated as of September 29, 2006 (the "Indenture"), among IndyMac Home Equity Mortgage Loan Asset-Backed Trust,
Series 2006-H3, as issuer (the "Issuer") and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuer, IndyMac MBS, Inc. (the "Depositor") and the Indenture Trustee that:

      1. The Purchaser understands that (a) the Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Issuer is not required to so register or qualify the Notes, (c) the Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

      2. The Purchaser is acquiring the Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

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      3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

      4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Prospectus, dated September 27, 2006, relating to the Class A Notes (b)] a copy of the Indenture and [b] [c] such other information concerning the Notes, the Mortgage Loans and the Issuer as has been requested by the Purchaser from the Issuer or the Seller and is relevant to the Purchaser's decision to purchase the Notes. The Purchaser has had any questions arising from such review answered by the Issuer or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Notes from the Seller in connection with the initial distribution of the Notes and was provided with a copy of the Prospectus (the "Prospectus") relating to the original issuance (the "Original Issuance") of the Class A Notes by the Issuer, the Purchaser acknowledges that such Prospectus was provided to it by the Seller, that the Prospectus was prepared by the Issuer solely for use in connection with the Original Issuance and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Issuer with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Prospectus, or (b) any information, development or event arising after the date of the Prospectus.]

      5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Note under the Act, that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

                                        Very truly yours,

                                        By:_________________________________
                                        Name:
                                        Title:

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                                                                       EXHIBIT D

                    FORM OF TRANSFEROR REPRESENTATION LETTER

_________, 20___

IndyMac MBS, Inc.
3465 East Foothill Boulevard
Pasadena, California 91107

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

      RE:   Home Equity Mortgage Loan Asset-Backed Notes,
            Series 2006-H3, [Class M____]

Ladies and Gentlemen:

      In connection with the sale by ____________________ (the "Seller") to ____________________ (the "Purchaser") of __________________ initial Note
Principal Amount of Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H3, Class M____ (the "Notes"), issued pursuant to the Indenture, dated as of September 29, 2006 (the "Indenture"), between IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, as issuer (the "Issuer") and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

      Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the "Act"), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

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


                                        Very truly yours,

                                        ____________________________________
                                        (Seller)

                                        ____________________________________
                                        By:
                                        Name:
                                        Title:

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                                                                       EXHIBIT E

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:

                        ________________________________

                        ________________________________

                        ________________________________

                        ________________________________

      The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

      1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

      2. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee and the Issuer, as defined in the Indenture, dated as of September 29, 2006 (the "Agreement"), between IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3, as Issuer, and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee"), as follows:

      (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

      (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

      (c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller or the Indenture Trustee.

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      (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

      (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

      3. The Buyer is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any Person (including, without limitation, an investment manager, a named fiduciary or a trustee of any
Plan) who is using "plan assets" of any Plan (each, a "Plan Investor"), to effect such acquisition.

      4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

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


IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

      ___________________________                 ___________________________

      Print Name of Seller                        Print Name of Buyer

      By:________________________                 By:________________________

      Name:                                       Name:

      Title:                                      Title:

      Taxpayer Identification                     Taxpayer Identification:

      No.                                         No:

      Date:                                       Date:

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


                                                            ANNEX 1 TO EXHIBIT E

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
             [For Buyers Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___   Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___   Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___   Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___   Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___   Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___   State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

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


___   ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___   Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___   SBIC. The Buyer is a Small Business Investment Company licensed by the
U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___   Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___   Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R.10 plans.

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      ____     ____     Will the Buyer be purchasing the Rule
      Yes      No       144A Securities only for the Buyer's
                        own account?

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      6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

      7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                        ____________________________________
                                        Print Name of Buyer

                                        By:
                                           _________________________________
                                        Name:
                                        Title:

                                        Date:_______________________________

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                                                            ANNEX 2 TO EXHIBIT E

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

      The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

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      6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ____________________________________
                                        Print Name of Buyer

                                        ____________________________________
                                        By:
                                        Name:
                                        Title:

                                        IF AN ADVISOR:

                                        ____________________________________
                                        Print Name of Buyer
                                        Date:_______________________________

                                       E-8